      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 2, 1997


                                                       REGISTRATION NO. 33-49050
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM S-8/A

                                 Post-Effective
                                   Amendment
                                    No. 1 to
                             Registration Statement

                                     Under
                           The Securities Act of 1933

                           KIMBERLY-CLARK CORPORATION
             (Exact name of Registrant as specified in its charter)

                   DELAWARE                                      39-0394230
         (State or Other Jurisdiction                         (I.R.S. Employer
      of Incorporation or Organization)                    Identification Number)

               P.O. BOX 619100                                   75261-9100
                DALLAS, TEXAS                                    (Zip Code)
   (Address of Principal Executive Offices)

                         1992 EQUITY PARTICIPATION PLAN

                            (Full Title of the Plan)

                               O. GEORGE EVERBACH
              SENIOR VICE PRESIDENT -- LAW AND GOVERNMENT AFFAIRS
                                P.O. BOX 619100
                            DALLAS, TEXAS 75261-9100
                                 (972) 281-1200

           (Name, Address and Telephone Number, Including Area Code,
                             of Agent for Service)
                        CALCULATION OF REGISTRATION FEE


========================================================================================================================
                                                             PROPOSED              PROPOSED
                                                             MAXIMUM                MAXIMUM
    TITLE OF SECURITIES            AMOUNT TO BE           OFFERING PRICE           AGGREGATE             AMOUNT OF
      TO BE REGISTERED              REGISTERED              PER SHARE           OFFERING PRICE        REGISTRATION FEE
------------------------------------------------------------------------------------------------------------------------
Common Stock, $1.25 par
  value.....................   20,000,000 shares(1)       $49.125(1)(2)       $982,500,000(1)(2)        $297,728(1)
------------------------------------------------------------------------------------------------------------------
Preferred Stock Purchase
  Rights....................   20,000,000 rights(1)            (3)                    (3)                   (3)
==================================================================================================================



(1) Reflects the effects of a two-for-one split of the Common Stock, effective April 2, 1997.



(2) Estimated solely for the purpose of calculating the registration fee required by Section 6(b) of the Securities Act of 1933, as amended, pursuant to Rule 457(c) thereunder, based on $49.125, the average of the high and low prices of the Common Stock on April 28, 1997, as reported in the consolidated reporting system.



(3) The Preferred Stock Purchase Rights initially are attached to and trade with the shares of Common Stock being registered hereby. Value attributable to such Rights, if any, is reflected in the market price of the Common Stock.

================================================================================

     The purpose of this post-effective amendment is to register 20,000,000 additional shares (the "Additional Shares") of the Registrant's common stock, $1.25 par value, to be granted under the Registrant's 1992 Equity Participation Plan. Pursuant to General Instruction E of Form S-8, the contents of the Registrant's Registration Statement on Form S-8, filed with the Securities and Exchange Commission (the "SEC") on June 26, 1992 (Registration No. 33-49050), are incorporated herein by reference. The number of Additional Shares reflects the effects of a two-for-one split of the Registrant's common stock, effective April 2, 1997.


                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 8. EXHIBITS.

     The following is a list of Exhibits included as part of this Registration Statement. The Registrant agrees to furnish supplementally a copy of any omitted schedule to the SEC upon request. Items marked with an asterisk are filed herewith.


           4.1           -- Restated Certificate of Incorporation of the Registrant,
                            dated December 12, 1995, incorporated by reference to
                            Exhibit No. (3) to the Corporation's Quarterly Report on
                            Form 10-Q for the quarter ended June 30, 1996.
           4.2*          -- Certificate of Correction of the Restated Certificate of
                            Incorporation of the Registrant, dated February 12, 1997.
           4.3*          -- Certificate of Amendment of the Restated Certificate of
                            Incorporation of the Registrant, dated April 17, 1997.
           4.4           -- By-laws of the Registrant, as amended November 22, 1996, are hereby incorporated by reference to Exhibit No. 4.2 to the Registration Statement on Form S-8 of the Registrant
                            filed with the SEC on December 6, 1996 (Registration No.
                            33-17367).
           4.5           -- Rights Agreement dated as of June 21, 1988, as amended
                            and restated as of June 8, 1995, between the Registrant and
                            The First National Bank of Boston, as Rights Agent, is
                            hereby incorporated by reference to Exhibit No. 1 to the
                            Registration Statement on Form 8-A/A of the Registrant
                            filed with the SEC on June 13, 1995.
           4.6           -- Certificate of Adjustment, dated March 7, 1997, filed by the Registrant with The First National Bank of Boston, as
                            Rights Agent, is hereby incorporated by reference to
                            Exhibit No. 2 to the Registration Statement on Form 8-A/A
                            of the Registrant filed with the SEC on March 17, 1997.
           4.7*          -- 1992 Equity Participation Plan (as amended and restated
                            effective November 1, 1996).
           4.8*          -- Resolutions of the Compensation Committee of the
                            Registrant's Board of Directors, dated February 20, 1997,
                            amending certain provisions of the 1992 Equity
                            Participation Plan.
           5*            -- Opinion of O. George Everbach.
          23.1*          -- Consent of Deloitte & Touche LLP.
          23.2*          -- Consent of Coopers & Lybrand L.L.P.
          23.3*          -- Consent of O. George Everbach is contained in his opinion filed as Exhibit No. 5.
          24*            -- Powers of Attorney.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irving, State of Texas, on May 2, 1997.


                                            KIMBERLY-CLARK CORPORATION

                                            By:     /s/ WAYNE R. SANDERS
                                              ----------------------------------
                                                       Wayne R. Sanders
                                                  Chairman of the Board and
                                                   Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


                /s/ WAYNE R. SANDERS                     Chairman of the Board and        May 2, 1997
-----------------------------------------------------      Chief Executive Officer and
                  Wayne R. Sanders                         Director (principal
                                                           executive officer)

                /s/ JOHN W. DONEHOWER                    Senior Vice President and        May 2, 1997
-----------------------------------------------------      Chief Financial Officer
                  John W. Donehower                        (principal financial
                                                           officer)

                  /s/ RANDY J. VEST                      Vice President and Controller    May 2, 1997
-----------------------------------------------------      (principal accounting
                    Randy J. Vest                          officer)


                                   DIRECTORS


                          *                                                    *
-----------------------------------------------------    ----------------------------------------------
                  John F. Bergstrom                                      Louis E. Levy

                          *                                                    *
-----------------------------------------------------    ----------------------------------------------
              Pastora San Juan Cafferty                                Frank A. McPherson

                          *                                                    *
-----------------------------------------------------    ----------------------------------------------
                   Paul J. Collins                                     Linda Johnson Rice

                          *                                                    *
-----------------------------------------------------    ----------------------------------------------
                  Robert W. Decherd                                   Wolfgang R. Schmitt

                          *                                                    *
-----------------------------------------------------    ----------------------------------------------
                 William O. Fifield                                    Randall L. Tobias

                          *
-----------------------------------------------------
                 Claudio X. Gonzalez

                     May 2, 1997

                        *By:
               /s/ O. GEORGE EVERBACH
-----------------------------------------------------
                 O. George Everbach
                  Attorney-in-Fact

                                 EXHIBIT INDEX

     The following is a list of Exhibits included as part of this Registration Statement. Items marked with an asterisk are filed herewith.


          NO.                               DESCRIPTION OF EXHIBIT
          ---                               ----------------------
           4.1           -- Restated Certificate of Incorporation of the Registrant,
                            dated December 12, 1995, incorporated by reference to
                            Exhibit No. (3) to the Corporation's Quarterly Report on
                            Form 10-Q for the quarter ended June 30, 1996.
           4.2*          -- Certificate of Correction of the Restated Certificate of
                            Incorporation of the Registrant, dated February 12, 1997.
           4.3*          -- Certificate of Amendment of the Restated Certificate of
                            Incorporation of the Registrant, dated April 17, 1997.
           4.4           -- By-laws of the Registrant, as amended November 22, 1996, are hereby incorporated by reference to Exhibit No. 4.2 to the Registration Statement on Form S-8 of the Registrant
                            filed with the SEC on December 6, 1996 (Registration No.
                            33-17367).
           4.5           -- Rights Agreement dated as of June 21, 1988, as amended
                            and restated as of June 8, 1995, between the Registrant and
                            The First National Bank of Boston, as Rights Agent, is
                            hereby incorporated by reference to Exhibit No. 1 to the
                            Registration Statement on Form 8-A/A of the Registrant
                            filed with the SEC on June 13, 1995.
           4.6           -- Certificate of Adjustment, dated March 7, 1997, filed by the Registrant with The First National Bank of Boston, as
                            Rights Agent, is hereby incorporated by reference to
                            Exhibit No. 2 to the Registration Statement on Form 8-A/A
                            of the Registrant filed with the SEC on March 17, 1997.
           4.7*          -- 1992 Equity Participation Plan (as amended and restated
                            effective November 1, 1996).
           4.8*          -- Resolutions of the Compensation Committee of the
                            Registrant's Board of Directors, dated February 20, 1997,
                            amending certain provisions of the 1992 Equity
                            Participation Plan.
           5*            -- Opinion of O. George Everbach.
          23.1*          -- Consent of Deloitte & Touche LLP.
          23.2*          -- Consent of Coopers & Lybrand L.L.P.
          23.3*          -- Consent of O. George Everbach is contained in his opinion filed as Exhibit No. 5.
          24*            -- Powers of Attorney.